EXHIBIT 10.1


                  AGREEMENT REGARDING TERMINATION
                                 OF
      NINE WEST TRADE RECEIVABLES MASTER TRUST SECURITIZATION
                           TRANSACTION


  This AGREEMENT REGARDING TERMINATION OF NINE WEST TRADE RECEIVABLES
MASTER TRUST SECURITIZATION TRANSACTION (this "Termination Agreement"), dated as of March 3, 2000, is entered into by and among Nine West Funding Corporation (the "Transferor"), The Bank of New York, in its capacity as trustee (the "Trustee"), Nine West Group Inc. ("Nine West"), Nine West Footwear Corporation ("Nine West Footwear"), Jones Apparel Group, Inc. ("Jones"), Corporate Receivables Corporation ("CRC"), Citibank, N.A. and the other financial institutions parties to the CPA (as defined below) (each, a "Liquidity Provider") and Citicorp North America, Inc. ("CNAI") as the program agent (the "Program Agent") with respect to the following facts and circumstances.

  A. (i) Each of the Transferor, CRC, CNAI, the Trustee, and the Liquidity Providers previously entered into that certain Amended and Restated Certificate Purchase Agreement dated as of July 31, 1998 (the "CPA"), (ii) the Transferor, Nine West as Servicer, and the Trustee previously entered into that certain Pooling and Servicing Agreement dated as of December 28, 1995 (the "PSA") and the Amended and Restated Series 1995-1 Supplement thereto dated as of July 31, 1998 (the "Series Supplement"), (iii) Nine West and the Transferor previously entered into that certain Receivables Purchase Agreement dated as of December 28, 1995 (the "Nine West RPA"), (iv) Nine West Footwear and Nine West previously entered into that certain Receivables Purchase Agreement dated as of December 28, 1995 (the "Nine West Footwear RPA") and (v) Jones previously entered into that certain Undertaking Agreement dated as of June 15, 1999, in favor of CRC, the Liquidity Providers, CNAI and the Trustee (the "Undertaking Agreement").

  B. Pursuant to the Nine West Footwear RPA, Nine West Footwear sold to
Nine West (a) all of the Receivables originated by Nine West Footwear during the "Effective Period" (as defined therein) and (b) all Collections with respect to, and other proceeds of, such Receivables. Pursuant to the Nine West RPA, Nine West sold to the Transferor (a) all of the Receivables originated by the Originators prior to the last "Purchase Date" thereunder (as defined therein) and (b) all Collections with respect to, and other proceeds of, such Receivables (collectively, the "Transferor Receivables"). Pursuant to the PSA, the Transferor conveyed to the Nine West Trade Receivables Master Trust (the "Trust") without recourse (a) the Transferor Receivables, (b) all of the Transferor's rights and remedies under the Nine West RPA and (c) all monies from time to time on deposit in, and all Eligible Investments and other securities, investments, and other investments purchased from funds on deposit in, the Concentration Account, the Collection Accounts and any Series Account, and any Enhancement (collectively, the "Trust Assets").

  C. Pursuant to the Undertaking Agreement, Jones unconditionally and irrevocably undertook for the benefit of the Liquidity Providers, the Trustee, CRC and the Program Agent to cause the due and punctual performance and observance by each of Footwear and Nine West of all of the terms, covenants, conditions, agreements and undertakings on the part of Footwear or Nine West, as applicable, to be performed or observed under the Nine West

Footwear RPA, the Nine West RPA, the PSA, the CPA, the Series Supplement, and the other documents delivered in connection therewith in accordance with the terms thereof.

  D. The transactions contemplated by the Nine West Footwear RPA, the Nine West RPA, the PSA, the CPA, the Series Supplement, the Undertaking Agreement and the related agreements entered into in connection therewith are referred to herein collectively as the "Securitization Transaction," and the Nine West Footwear RPA, the Nine West RPA, the PSA, the CPA, the Series Supplement, the Undertaking Agreement and the related agreements entered into in connection therewith are referred to herein collectively as the "Securitization Documents." Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the PSA as modified by the Series Supplement.

  E. Each of the parties hereto now desires to terminate the Securitization Transaction and each of the Securitization Documents entered into in connection therewith, subject to the terms and conditions hereinafter set forth.

  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

  Section 1. Repayment of Amended and Restated Series 1995-1 Certificates. Notwithstanding anything to the contrary contained in the Securitization Documents, subject to the terms and conditions of this Termination Agreement, on the Closing Date, the Transferor agrees to remit to the Program Agent (to the appropriate account specified in Schedule I hereto), and the Program Agent, on behalf of CRC (as sole Holder of the Series 1995-1 Certificate) and each of the Liquidity Providers, hereby agrees to accept, in full satisfaction of all amounts payable in respect of the Invested Amount, any accrued and unpaid Debt Service Amount and all other amounts payable to the Holder under the Series 1995-1 Certificate, an aggregate cash payment of $67,342,316.11 (the "Certificate Payment Amount"), consisting of the sum of (i) $67,000,000.00 in respect of the outstanding Invested Amount on the Closing Date and (ii) $342,316.11 in respect of the Debt Service Amount accrued and unpaid thereon through the Closing Date, all as set forth in
Schedule I hereto.

  Section 2. Payment of Fees, Expenses and Other Amounts. Notwithstanding anything to the contrary contained in the Securitization Documents, subject to the terms and conditions of this Termination Agreement, on the Closing Date, the Transferor agrees to pay, and each of the Liquidity Providers, the Servicer, and the Program Agent (each individually, a "Reimbursed Party" and collectively with CRC, the "Reimbursed Parties") hereby agrees to accept payment, as follows:

  2.1 to the Trustee (to the account specified in Schedule II hereto), all obligations owing in respect of any accrued and unpaid Series Trustee's Fee accrued through the Closing Date, which amount is set forth in Schedule II hereto;

  2.2 to the Program Agent, on behalf of the Liquidity Providers (to the respective account specified in Schedule III hereto), (i) all obligations owing in respect of any accrued and unpaid Facility Fees accrued through the Closing Date, which amounts are set forth in Schedule III hereto; and

  2.3 to or for the account of the Program Agent (to the respective accounts specified in Schedule IV hereto), (i) all obligations owing in respect of any accrued and unpaid

Program Fee accrued through the Closing Date and (ii) all reasonable fees, costs and expenses incurred by the Program Agent's counsel in connection with the administration of, and all prior amendments and modifications to, the Securitization Documents, the execution and delivery of this Termination Agreement and the consummation of the transactions contemplated hereby, which amounts are set forth in Schedule IV hereto.

  Section 3.  Purchase and Sale of Receivables and Trust Assets.

  3.1 Purchase of Receivables by Transferor from Trustee. Notwithstanding anything to the contrary contained in the Securitization Documents, effective as of the Closing Date, upon satisfaction of the conditions precedent set forth in Section 5 hereof, in consideration of the receipt by the Program Agent of the Certificate Payment Amount and the receipt by all of the Reimbursed Parties of the other fees, costs and expenses and other amounts payable to such Persons hereunder, the Trustee, on behalf of the Trust, hereby agrees to sell, convey, assign and deliver to the Transferor, and the Transferor hereby agrees to purchase and accept the conveyance, assignment and delivery of, all of the Trustee's right, title and interest in and to the Trust Assets owned or held by the Trustee as of the Closing Date, and any and all other rights, title, licenses or interests in respect thereof acquired by the Trustee pursuant to the Securitization Documents, all without recourse or warranty, express or implied, of any kind, except that the Trustee represents that such Transferor Receivables are free and clear of any adverse claim created by or through the Trustee.

  3.2  Purchase of Receivables by Nine West from Transferor.
Notwithstanding anything to the contrary contained in the Securitization Documents, effective as of the Closing Date, upon satisfaction of the conditions precedent set forth in Section 5 hereof, the Transferor hereby agrees to sell, convey, assign and deliver to Nine West, and Nine West hereby agrees to purchase and accept the conveyance, assignment and delivery of all of the Tranferor's right, title and interest in and to the Transferor Receivables owned or held by the Transferor as of the completion of the purchase and sale contemplated by Section 3.1, and any and all other rights, title, licenses or interests in respect thereof acquired by the Transferor pursuant to the Securitization Documents, all without recourse or warranty, express or implied, of any kind, except that the Transferor represents that such Transferor Receivables are free and clear of any adverse claim created by or through the Transferor, in consideration of (i) the payment of a cash purchase price of $67,000,000.00 (the "Transferor Cash Price") and (ii) the return, cancellation and retirement of the Subordinated Note.

  Section 4. Termination. Each of the parties hereto agrees that, effective as of the Closing Date, upon the satisfaction of the conditions precedent set forth in Section 5 hereof, except for obligations and liabilities of any party arising under the Securitization Documents that expressly survive the termination of the Securitization Documents (including, without limitation, in accordance with Sections 8.04 and 8.05 of the CPA), and after giving effect to the transfers described in Section 3 hereof, the Securitization Transaction shall be deemed terminated, each of the Securitization Documents (including, without limitation, the Nine West Footwear RPA, the Nine West RPA, the PSA, the Series Supplement, and the Undertaking Agreement) shall be deemed terminated, null and void and of no further force or effect, with the result that no party hereto nor any other party to any of the Securitization Documents shall have any further obligations thereunder or otherwise with respect to the Securitization Transaction on or after the Closing Date; provided, however, that if any Reimbursed Party is required by law to repay (as a preference or otherwise) to any of Jones, Nine West, Nine West Footwear, the Transferor, or a trustee for any of them, any Obligor, a court or any other Person, any required payment or deposit previously received hereunder or under any Securitization Documents, then such payment or deposit obligation shall be reinstated by the amount of such repayment and Nine West and Jones will jointly and severally indemnify and hold such Reimbursed Party harmless for the amount of such repayment, interest thereon required (or believed in good faith by such Reimbursed Party to be required) to be paid in connection therewith and all losses, liabilities, costs and expenses related thereto including but not limited to reasonable attorneys' fees and expenses), and any such reinstated obligation shall survive the transactions contemplated hereby.

  4.1 Termination of Trust. Upon satisfaction of the conditions precedent set forth in Section 5 hereto, the Closing Date shall be deemed the Termination Date of Series 1995-1. Pursuant to Section 12 of the PSA, the Transferor hereby exercises its option to terminate the Trust upon the Termination Date of Series 1995-1. The parties hereby agree that the Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created thereby shall terminate, except with respect to those obligations which pursuant to Section 12.01 of the PSA shall expressly survive the termination.

  4.2 Waiver of Notices. Each of the Trustee and CRC hereby waives all notices required to be provided to such Person under Section 12.02 of the PSA.

  Section 5. Condition Precedent. This Termination Agreement shall become effective as of the date hereof upon occurrence of the following:

  5.1 the receipt by the Trustee of executed counterparts of this Termination Agreement duly executed by each of the parties hereto;

  5.2  the receipt by the Trustee of the cancelled Series 1995-1
Certificate;

  5.3 the execution and delivery by the parties thereto of bills of sale and assignment substantially in the forms attached hereto as Exhibit A (the "Bank of New York Bill of Sale") and Exhibit B (the "Nine West Funding Bill of Sale") and such other documents as may be reasonably necessary to evidence the purchases and sales contemplated by Section 3 hereof;

  5.4  the receipt by the Transferor of the cancelled Subordinated Note;

  5.5 the receipt by the Program Agent of an amount equal to the sum of the Certificate Payment Amount and all other amounts payable to CRC hereunder by federal funds bank wire transfer of immediately available funds to the accounts specified by the Program Agent on Schedule I hereto;

  5.6 the receipt by the Trustee of an amount equal to the accrued and unpaid Series Trustee's Fee by federal funds bank wire transfer of immediately available funds to the accounts specified on Schedule II hereto;

  5.6 the receipt by the Liquidity Providers of an amount equal to the sum of the accrued and unpaid Facility Fee and all other amounts payable to the Liquidity Providers hereunder by federal funds bank wire transfer of immediately available funds to the applicable account specified on Schedule III hereto;

  5.7 the receipt by the Program Agent and its counsel of an amount equal to the sum of the accrued and unpaid Program Fee and all other amounts payable to the Program Agent hereunder by federal funds bank wire transfer of immediately available funds to the accounts specified on Schedule IV hereto; and

  5.8  the receipt by CNAI or its counsel of:

  (a)  fully executed originals of this Termination Agreement; and

  (b) all such consents, authorizations or other agreements as CNAI or its counsel shall deem necessary or appropriate in order to consummate the termination of the Securitization Transaction and the other transactions contemplated hereby.

  Section 6. Further Assurances. In furtherance of the foregoing, each of the parties hereto hereby agrees as follows:

  6.1  Upon satisfaction of the conditions precedent set forth in
Section 5 hereof, any security interests in the Receivables granted (i) by Nine West Footwear to Nine West, (ii) by Nine West to the Transferor or (ii) by the Transferor to the Trustee shall be deemed released and terminated, null and void and of no further force or effect, in each case as of the Closing Date. The Trustee agrees that it shall execute and deliver or cause to be executed and delivered to the Transferor and/or Nine West any and all financing statements and notices to Originators as Nine West may deem necessary, expedient or appropriate in order to (i) release and terminate such security interests and (ii) evidence the purchases and sales contemplated by Section 3 hereof.

  6.2 Effective as of the Closing Date, upon satisfaction of the conditions precedent set forth in Section 5 hereof, the Trustee agrees that all of its right, title and interest in and to any and all Series Accounts shall be deemed released and terminated, null and void and of no further force or effect as of the Closing Date. The Trustee agrees that, on or after the Closing Date, it shall execute and deliver to the Transferor any notice, acknowledgment, assignment, agreement or other instrument as it may deemed reasonably necessary, expedient or appropriate in order to effect the assignment of such Series Account to the Transferor and/or to terminate any rights of the Trustee in or to any Series Accounts.

  6.3 On or after the Closing Date, each party hereto shall execute any and all further documents and perform such other reasonable actions as may be or become necessary, expedient or appropriate to effectuate the termination of the Securitization Transaction and the Securitization Documents as contemplated hereby and the purchases and sales contemplated by Section 3 hereof.

  7. Representations and Warranties. As an inducement to the other parties to enter into this Termination Agreement, as of the date hereof and as of the Closing Date, each of the parties hereto hereby represents and warrants as follows:

  7.1 This Termination Agreement has been and, as of the Closing Date, all other agreements entered into in connection herewith, as applicable, shall have been, duly executed and delivered by such party. This Termination Agreement constitutes and, as of the Closing Date, all other agreements entered into in connection herewith, as applicable, shall constitute, a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by limitations on the availability of equitable remedies).

  7.2 Such party has and, as of the Closing Date, will have, full power and right to enter into this Termination Agreement and all other agreements entered into in connection herewith, as applicable, and consummate the transactions contemplated hereby pursuant to the terms hereof.

  7.3  The execution, delivery and performance of this Termination
Agreement and the other agreements entered into in connection herewith, as applicable, and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of any of the terms of the charter, bylaws or other organizational documents of such party, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other material instrument or obligation to which such party is a party or by which such party is bound, or (iii) violate any judgment, order, injunction, decree, statute, rule, law or regulation applicable to such party.

  Section 8. Execution in Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

  Section 9. GOVERNING LAW. THIS TERMINATION AGREEMENT IS DEEMED TO BE A CONTRACT MADE UNDER, AND WILL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES).

  Section 10. Direction of the Trustee. By executing this Termination Agreement, each of CRC, the Liquidity Providers and the Program Agent hereby confirms, acknowledges and agrees that the Trustee is authorized and empowered to enter into this Termination Agreement and to take the actions contemplated to be entered into and taken (as the case may be) by the Trustee pursuant to the terms hereof; including, without limitation, the termination of the Trust in accordance with Article 12 of the PSA and Section 4.1 hereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         NINE WEST FUNDING CORPORATION

                         By: /s/ Efthimios P. Sotos
                             ----------------------
                             Name:     Efthimios P. Sotos
                             Title:    Assistant Treasurer

                         NINE WEST GROUP INC.

                         By: /s/ Efthimios P. Sotos
                             ----------------------
                             Name:     Efthimios P. Sotos
                             Title:    Assistant Treasurer

                         JONES APPAREL GROUP, INC.

                         By: /s/ Wesley R. Card
                             ------------------
                             Name:     Wesley R. Card
                             Title:    Chief Financial Officer

                         CORPORATE RECEIVABLES CORPORATION

                         By: /s/ Kathy Simmons
                             -----------------
                             Name:     Kathy Simmons
                             Title:    Vice President

                         CITICORP NORTH AMERICA, INC., as Program Agent

                         By: /s/ Kathy Simmons
                             -----------------
                             Name:     Kathy Simmons
                             Title:    Vice President

                         THE BANK OF NEW YORK, as Trustee

                         By: /s/ Erwin Soriano
                             -----------------
                             Name:     Erwin Soriano
                             Title:    Assistant Treasurer

                         CITIBANK, NATIONAL ASSOCIATION

                         By: /s/ Kathy Simmons
                             -----------------
                             Name:     Kathy Simmons
                             Title:    Vice President

                         CREDIT AGRICOLE INDOSUEZ

                         By: /s/ Thomas P. Gillis /s/ Laurence F. Grant
                             ------------------------------------------
                             Name:     Thomas P. Gillis   Laurence F. Grant
                             Title:    Vice President,    Vice President,
                                       Manager            Sr. Relationship Mgr.

                         CREDIT COMMUNAL DE BELGIQUE, NEW YORK BRANCH

                         By: /s/ Jan E. van Panhuys /s/ Caroline Junius
                             ------------------------------------------
                             Name:     Jan E. van Panhuys  Caroline Junius
                             Title:    General Manager     Vice President


                         NORDDEUTSCHE LANDESBANK GIRONZENTRALE, NEW YORK BRANCH

                         By: /s/ Stephen K. Hunter  /s/ Josef Haas
                             -------------------------------------
                             Name:     Stephen K. Hunter   Josef Haas
                             Title:    Senior Vice         Vice President
                                       President